SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter Fiscal 2023 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter of fiscal 2023, which ended March 31, 2023.

Second Quarter Results
•Net sales in the second quarter of fiscal 2023 decreased 21.7% to $19.2 million, compared with $24.6 million for the same period in fiscal 2022.
•Net loss for the second quarter of fiscal 2023 was $2.4 million, or $(0.40) per diluted share, compared with net income of $3.7 million, or $0.61 per diluted share, in the second quarter of fiscal 2022.
•EBITDA was $(0.4) million in the second quarter of fiscal 2023, compared with $5.5 million in the second quarter of fiscal 2022.
•Adjusted EBITDA in the second quarter of fiscal 2023 was $0.1 million, compared with Adjusted EBITDA of $0.7 million in the second quarter of fiscal 2022.

Year to Date Results
•Net sales in the first six months of fiscal 2023 decreased 7.5% to $40.5 million, compared with $43.8 million for the same period in fiscal 2022.
•Net loss for the first six month of fiscal 2023 was $(5.0) million, or $(0.84) per diluted share, compared with net loss of $(0.1) million, or $(0.01) per diluted share, in the first six month of fiscal 2022.
•EBITDA was $(1.1) million in the first six month of fiscal 2023, compared with $3.4 million in the first six months of fiscal 2022.
•Adjusted EBITDA in the first six month of fiscal 2023 was $(0.1) million, compared with Adjusted EBITDA of ($1.0) million in the first six months of fiscal 2022.

Other Highlights
CEO Peter W. Knapper stated, “Our second quarter results were directly impacted by the cyber incident that occurred on or about December 27, 2022. Our ability to ship product was impacted early in the quarter by the limited access to information and systems constraints which have been resolved. We recovered during the latter part of the quarter. Our served markets continue to strengthen and are now close to back to pre-pandemic activity. For the period ended March 31, backlog increased year over year from $72.0M to $96.7M. We remain focused on full recovery from the cyber incident and on profitably growing our business.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2022 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Second Quarter ended March 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net sales	$19,242	$24,568	$40,541	$43,815
Cost of goods sold	17,522	23,109	37,560	42,347
Gross profit	1,720	1,459	2,981	1,468
Selling, general and administrative expenses	3,849	2,680	7,129	6,216
Amortization of intangible assets	63	65	124	190
Loss (gain) on disposal of operating assets	14	(2)	3	(2)
Operating loss	(2,206)	(1,284)	(4,275)	(4,936)
Interest expense, net	339	193	614	307
Gain on debt extinguishment	—	(5,106)	—	(5,106)
Foreign currency exchange loss, net	12	3	9	9
Other income, net	(218)	(36)	(35)	(68)
(Loss) income before income tax expense (benefit)	(2,339)	3,662	(4,863)	(78)
Income tax expense (benefit)	28	23	93	(26)
Net (loss) income	$(2,367)	$3,639	$(4,956)	$(52)

Net (loss) income per share
Basic	$(0.40)	$0.62	$(0.84)	$(0.01)
Diluted	$(0.40)	$0.61	$(0.84)	$(0.01)

Weighted-average number of common shares (basic)	5,940	5,840	5,918	5,819
Weighted-average number of common shares (diluted)	5,940	5,961	5,918	5,819

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2023	September 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$316	$1,174
Receivables, net of allowance for doubtful accounts of $113 and $111, respectively	17,395	16,515
Contract assets	10,636	10,172
Inventories, net	11,276	8,969
Refundable income taxes	97	97
Prepaid expenses and other current assets	1,689	1,851
Total current assets	41,409	38,778
Property, plant and equipment, net	38,543	39,272
Operating lease right-of-use assets, net	14,793	15,167
Intangible assets, net	395	477
Goodwill	3,493	3,493
Other assets	80	79
Total assets	$98,713	$97,266
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,336	$4,379
Revolver	13,003	11,163
Short-term operating lease liabilities	833	792
Accounts payable	14,869	10,387
Accrued liabilities	5,937	5,868
Total current liabilities	38,978	32,589
Long-term debt, net of current maturities, net of unamortized debt issuance costs	3,309	3,508
Long-term operating lease liabilities, net of short-term	14,416	14,786
Deferred income taxes, net	72	137
Pension liability	4,815	4,812
Other long-term liabilities	684	744
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,108 at March 31, 2023 and 6,040 at September 30, 2022	6,108	6,040
Additional paid-in capital	11,455	11,387
Retained earnings	27,000	31,956
Accumulated other comprehensive loss	(8,124)	(8,693)
Total shareholders’ equity	36,439	40,690
Total liabilities and shareholders’ equity	$98,713	$97,266

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net (loss) income	$(2,367)	$3,639	$(4,956)	$(52)
Adjustments:
Depreciation and amortization expense	1,626	1,596	3,198	3,210
Interest expense, net	339	193	614	307
Income tax expense (benefit)	28	23	93	(26)
EBITDA	(374)	5,451	(1,051)	3,439
Adjustments:
Foreign currency exchange (gain) loss, net (1)	12	3	9	9
Other (income), net (2)	(328)	(36)	(146)	(68)
Loss (gain) on disposal of assets (3)	14	(2)	3	(2)
Gain on extinguishment of debt (4)	—	(5,106)	—	(5,106)
Equity compensation (5)	85	145	207	306
LIFO impact (6)	(461)	207	(199)	383
IT incident costs (7)	1,086	—	1,087	—
Adjusted EBITDA	$34	$662	$(90)	$(1,039)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs and foreign energy tax credits.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books or asset impairment of long-lived assets.
(4)Represents the gain on extinguishment of debt and interest for the amount forgiven by the SBA as it relates to the PPP loan.
(5)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(7)Represents incremental information technology costs as it relates to the cybersecurity incident and loss on insurance recovery.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com